Exhibit 10.5
KLARNA GROUP PLC
2025 OMNIBUS INCENTIVE PLAN
PLAN A
Section 1.    Purpose. The purpose of the Klarna Group plc 2025 Omnibus Incentive Plan – Plan A (as amended from time to time, the “Plan”) is to motivate and reward employees to perform at the highest level and contribute significantly to the success of Klarna Group plc (the “Company”), thereby furthering the best interests of the Company and its shareholders. The Plan is an “employees’ share scheme” within the meaning of section 1166 of the UK Companies Act 2006.
Section 2.    Definitions and interpretation. As used in the Plan, the following terms shall have the meanings set forth below:
(a)    “Affiliate” means any entity that is a subsidiary undertaking or any parent undertaking from time to time of the Company and any other subsidiary undertaking from time to time of a parent undertaking of the Company.
(b)    “Award” means any Option, SAR, Restricted Share, RSU, Performance Award, Other Cash-Based Award or Other Share-Based Award (which shall include fully-vested Shares) granted under the Plan
(c)    “Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan.
(d)    “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(e)    “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such Person can be named or is named by a Participant, or if no Beneficiary designated by a Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at a Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(f)    “Board” means the Board of Directors of the Company.
(g)    “Cause” shall have the meaning set forth in the Participant’s Service Agreement or Award Agreement, as applicable.
(h)    “Change in Control” means (i) the acquisition by a person (other than any Participant or holder of any other share options or awards) (or a group of persons acting in concert) of the majority of the voting rights eligible to be exercised at a general meeting of the Company or (ii) unless otherwise determined by the Board, the sale of all or substantially all of the assets of the Company Group. Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if any Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control. Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.
(i)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(j)    “Committee” means the remuneration committee of the Board unless another committee is designated by the Board. If there is no remuneration committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.
(k)    “Consultant” means any individual, including an advisor, who is providing services to the Company or any Subsidiary or who has accepted an offer of service or consultancy from the Company or any Subsidiary.
(l)    “Director” means any member of the Board.
(m)    “Effective Date” means the date on which the Plan is approved by the Board, being 27 June 2025.
(n)    “Employee” means any individual employed by the Company or any Subsidiary.
(o)    “EOR” means an employer of record.
(p)    “EOR Employee” means an individual employed by an EOR who works on the business of the Company or any Affiliate.
(q)    “Evergreen Limit” as defined in Section 5(aa).

(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(s)    “Fair Market Value” means with respect to Shares, the closing price of a Share on, unless otherwise determined by the Committee, the trading day immediately preceding the date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee. In the case of grants made in connection with an IPO, Fair Market Value means the per share price initially offered for sale to the public in connection with the IPO.
(t)    “Intrinsic Value” with respect to an Option or SAR Award means the excess, if any, of the price or implied price per Share in a Change in Control or other event over  the exercise or hurdle price of such Award multiplied by  the number of Shares subject to such Award.
(u)    “IPO” means the initial public offering of all or any of the shares (or securities representing shares) of the Company (including depositary receipts, American depositary receipts, American depositary shares and/or other instruments) on any market operated by the New York Stock Exchange or any other internationally recognised stock exchange.
(v)    “Option” means a conditional right to acquire Shares granted pursuant to Section 6.
(w)    “Other Cash-Based Award” means an Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.
(x)    “Other Share-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.
(y)    “Participant” means the recipient of an Award granted under the Plan.
(z)    “Performance Award” means an Award granted pursuant to Section 10.
(aa) “Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.

(bb) “Person” means an individual, a corporation, a company, a voluntary association, a partnership, a joint venture, a limited liability company, a trust, an estate, an unincorporated organization, a governmental authority, or other entity.
(cc) “Restricted Share” means a Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.
(dd) “RSU” means a conditional right to acquire Shares granted pursuant to Section 9. Awards of RSUs may include the right to receive dividend equivalents.
(ee) “SAR” means a conditional right to acquire Shares granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, Shares representing in value the excess of the Fair Market Value of one Share on the date of exercise or settlement over the exercise or hurdle price of the right on the date of grant.
(ff)    “Service Agreement” means any employment, severance, consulting or similar agreement (i) between the Company or any of its Affiliates and a Participant, or (ii) between an EOR and an EOR Employee.
(gg) “Share” means an ordinary share of the Company, $0.0001 par value.
(hh) “Standard Limit” as defined in Section 5(aa).
(ii)    “Sub-Plan” means any sub-plan established with respect to the Plan.
(jj)    “Subsidiary” means a company which is a subsidiary of the Company within the meaning of section 1159 of the UK Companies Act 2006. Whether employment by or service with a Subsidiary is included within the scope of the Plan shall be determined by the Committee.
(kk) “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
(ll)    “Termination of Service” means, (i) in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Subsidiary and the termination date for an Employee is the last day of employment (after taking into account any garden leave) provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, from one Subsidiary to another Subsidiary or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a non-employee Director, Consultant, advisor, EOR Employee or other non-employee service provider shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, a Subsidiary when such Subsidiary ceases to be a Subsidiary unless such Participant’s employment or service continues with the Company or another Subsidiary, and (ii) in the case of a Participant who is an EOR Employee, the earlier of the cessation of their employment by the EOR and any other cessation of the Participant working on the business of the Company or any Affiliate provided, however, that the transfer of employment of an EOR Employee from one EOR to another EOR or to the Company or a Subsidiary in circumstances where the Participant becomes an Employee or, unless the Committee determines otherwise, the cessation of EOR Employee status but the continuation of performance of services for the Company or an Affiliate as a non-employee Director, Consultant, advisor, or other non-employee service provider shall not be deemed a cessation of service that would constitute a Termination of Service. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code.
A reference to legislation or a legislative provision is a reference to it as amended or re-enacted from time to time and shall include all subordinate legislation made from time to time under that legislation or legislative provision, and a reference to applicable law includes regulations and general guidelines, as the case may be.
A reference to a parent undertaking or a subsidiary undertaking means a holding company or a subsidiary (as the case may be) as defined in section 1162 of the UK Companies Act 2006 and for the purposes only of the membership requirement contained in section 1162(2)(b) and (d), a company shall be treated as a member of another company even if its shares in that other company are registered in the name of (a) another person (or its nominee), by way of security or in connection with the taking of security; or (b) its nominee. In the case of a limited liability partnership which is a subsidiary undertaking of a company or another limited liability partnership, section 1162 of the UK Companies Act 2006 shall be amended so that: (i) references in section 1162(2)(a) and (d) to voting rights are to the members’ rights to vote on all or substantially all matters which are decided by a vote of the members of the limited liability partnership; and (ii) the reference in section 1162(1)(b) to the right to appoint or remove a majority of its board of directors is to the right to appoint or remove members holding a majority of the voting rights.
Notwithstanding any contradictory provision of this Plan, as the case may be:
(a)    the Board, the Committee, or any delegate thereof, as the case may be, may at its sole discretion decide on any deviation from, modification of or addition to any terms and conditions governing any Award contemplated by this Plan in order for the terms and conditions of such Award to comply with the external and internal rules that apply to the Company's subsidiary Klarna Bank AB (publ) and its consolidated situation from time to time, as relevant; and

(b)    in respect of any individual who is subject to the remuneration policy applied by Klarna Bank AB (publ) (including its consolidated situation) from time to time:
(i)    any Award shall be granted; and
(ii)    any decision relating to an already granted Award shall be made taking into account such policy and the procedures set forth therein, and any deviation therefrom that has been decided on by Klarna Bank AB (publ) (including its consolidated situation), as the case may be.
Section 3.    Eligibility.
(a)    Any Employee may be eligible to be selected to receive an Award under the Plan, to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Any non-employee Director, Consultant, advisor, EOR Employee or other non-employee service provider shall only be eligible to be selected to receive an Award under the Klarna Group plc 2025 Omnibus Incentive Plan – Plan B (Non-Employee Plan).
Section 4.    Administration.
(a)    Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.
(b)    Delegation of Authority. To the extent permitted by applicable law the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Share rights (except that such delegation shall not apply to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.
(c)    Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to:  designate Participants;  determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan;  determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;  determine the terms and conditions of any Award and prescribe the form of each Award Agreement, which need not be identical for each Participant; determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended; determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;  amend terms or conditions of any outstanding Awards; correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and  make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
Section 5.    Shares Available for Awards.
(a)    This Section 5(a) only applies prior to an IPO. The maximum number of Shares available for use under the Plan (taking into account awards granted under the Klarna Group plc 2025 Omnibus Incentive Plan – Plan B (Non-employee plan) and awards granted over Shares and/or C Shares under the Klarna Group plc 2025 Omnibus Incentive Plan – Plan C (C Share Awards) (and in the latter case, where awards are granted over both Shares and C Shares, the higher number of shares shall count towards this limit) and any Substitute Awards) shall not exceed any specific or general shareholder approved Share allotment authority that may apply to Awards from time to time.
1. (aa) This Section 5(aa) only applies on and after an IPO. Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for use under the Plan (taking into account awards granted under the Klarna Group plc 2025 Omnibus Incentive Plan – Plan B (Non-employee plan)) shall not exceed in the aggregate [●] Shares1 (the “Standard Limit”) The total number of Shares available for use under the Plan (taking into account awards granted under the Klarna Group plc 2025 Omnibus Incentive Plan – Plan B (Non-employee plan) and awards granted over Shares and/or C Shares under the Klarna Group plc 2025 Omnibus Incentive Plan – Plan C (C Share Awards) (and in the latter case, where awards are granted over both Shares and C Shares, the higher number of shares shall count towards this limit)) shall be increased on the first day of each Company fiscal year following the Effective Date in an amount equal to the least of (i) 5% of outstanding Shares on
1 Note: This number will represent 10% of the fully diluted ordinary shares of the Company at the time of an IPO, as shall be approved by the Delegations Committee and amended accordingly.

the last day of the immediately preceding fiscal year and (ii) such number of Shares as determined by the Board in its discretion (the “Evergreen Limit”). Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.

(b)    If any Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award shall again be available for grant under the Plan. On and after an IPO, the following shall also become available for issuance under the Plan: (i) any Shares withheld in respect of taxes relating to any Award and (ii) any Shares tendered or withheld to pay the exercise price of Options.
(c)    In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, share split, reverse share split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 19 and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:
(i)    the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(aa);
(ii)    the number and type of Shares (or other securities) subject to outstanding Awards;
(iii)    the grant, acquisition, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and
(iv)    the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d)    Any Shares delivered pursuant to an Award may consist, in whole or in part, of unissued Shares, treasury Shares or Shares transferred by a third party including an employee benefit trust.
Section 6.    Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)    The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, with respect to any Option granted to a Participant subject to U.S. federal income tax law such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b)    The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option. The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.
(c)    The Committee shall determine the method by which payment of the exercise price of an Option may be made, including net settlement (including broker-assisted cashless exercise).
(d)    Where the Committee considers it necessary or desirable for regulatory or other reasons, the Committee may decide to satisfy the exercise of an Option by paying to the Participant an amount in cash equal to the excess of the Fair Market Value of the Shares in respect of which the Option has been exercised on the date of exercise over the exercise price of the Option.
(e)    To the extent an Option is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the Option shall be deemed automatically exercised immediately before its expiration.
Section 7.    Share Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)    SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
(b)    The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, with respect of any SAR granted to a Participant subject to U.S. federal income tax law such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
(c)    The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.
(d)    Upon the exercise of a SAR, the Company shall deliver to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in Shares valued at Fair Market Value or where the Committee considers it necessary or desirable for regulatory or other reasons, the Committee may decide to pay such excess in cash.
(e)    To the extent a SAR is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the SAR shall be deemed automatically exercised immediately before its expiration.
(f)    No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 5(c)).
Section 8.    Restricted Share. The Committee is authorized to grant Awards of Restricted Shares to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)    The Award Agreement shall specify the vesting schedule.
(b)    Awards of Restricted Shares shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c)    Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a shareholder with respect to Awards of Restricted Shares, including the right to vote such Restricted Shares and the right to receive dividends.
(d)    The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions paid on Awards of Restricted Shares prior to vesting be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.

(e)    Any Award of Restricted Shares may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f)    The Committee may provide in an Award Agreement that an Award of Restricted Shares is conditioned upon the Participant making or refraining from making a tax election with respect to the Award. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Shares, such Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.
Section 9.    RSUs. The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)    The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).
(b)    Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c)    An RSU shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such RSU, such as the right to vote or the right to receive dividends, unless and until and to the extent a Share is issued or transferred to such Participant to settle such RSU.
(d)    The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions paid on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as such Awards.
(e)    Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f)    RSUs shall be settled in Shares except that where the Committee considers it necessary or desirable for regulatory or other reasons, the Committee may decide to settle a RSU by paying to the Participant an amount in cash equal to the Fair Market Value of the Shares in respect of which the RSU is settled.
Section 10.    Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)    Performance Awards shall be denominated as a number of Shares and are Awards that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the number of Shares or value to be transferred or paid pursuant to any Performance Award shall be determined by the Committee.
(b)    Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(c)    Settlement of Performance Awards shall be in Shares except that where the Committee considers it necessary or desirable for regulatory or other reasons, the Committee may decide to settle a Performance Award by paying to the Participant an amount in cash equal to the Fair Market Value of the Shares in respect of which the Performance Award is settled.
(d)    A Performance Award shall not convey to a Participant the rights and privileges of a shareholder with respect to the Shares subject to such Performance Award, such as the right to vote (except as relates to Restricted Shares) or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares subject to such Performance Award with respect to any dividends declared during the period that such Performance

Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to their terms.
(e)    The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.
Section 11.    Other Cash-Based Awards and Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Share-Based Awards. The Committee shall determine the terms and conditions of such Awards and such Awards may or may not require vesting or any other terms or conditions and can take the form of fully-vested Shares, if so determined by the Committee. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that in respect of any such Award granted to a Participant subject to U.S. federal income tax law such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Award the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.
Section 12.    Effect of Termination of Service or a Change in Control on Awards.
(a)    The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.
(b)    Subject to the last sentence of Section 2(ll), the Committee may determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service in an Award.
(c)    In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:
(i)    continuation of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;
(ii)    substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);
(iii)    acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR Award, acceleration of the right to exercise such Award during a specified period (and the lapse of such Option or SAR Award without payment of any consideration therefor to the extent such Award is not exercised prior to its lapse), in each case, either (A) immediately prior to or as of the date of the Change in Control, (B) upon a Participant’s involuntary Termination of Service (including upon a termination of the Participant’s employment by the Company (or a successor corporation or its parent) without Cause, by a Participant for “good reason” and/or due to a Participant’s death or “disability”, as such terms may be defined in the applicable Award Agreement and/or a Participant’s Service Agreement, as the case may be) on or within a specified period following the Change in Control or (C) upon the failure of the successor or surviving entity (or its parent) to continue such Award;
(iv)     in the case of a Performance Award, determination of the level of attainment of the applicable performance condition(s); and
(v)    cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or SAR Award, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.

Section 13.    General Provisions Applicable to Awards.
(a)    Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(b)    Subject to the terms of the Plan, any applicable Award Agreement and legislation, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(c)    Except as may be permitted by the Committee or as specifically provided in an Award Agreement,  no Award and no right under any Award shall be sold, pledged, assigned, hypothecated, transferred or otherwise encumbered or disposed of by a Participant other than by the laws of descent or pursuant to Section 13(d) and  during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 13(c) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(d)    A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.
(e)    All certificates, if any, for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(f)    The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Committee’s satisfaction, (ii) as determined by the Committee, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
(g)    The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.
Section 14.    Amendments and Terminations.
(a)    Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without  shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or  subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary or desirable to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b)    Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.
(c)    Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted (including by substituting another Award of the same or a different type), prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan or Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d)    Repricing. The Board may, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” Option, SAR or similar Award by: (i) amending or modifying the terms of the Option, SAR or similar Award to lower the exercise price; (ii) cancelling the underwater Option, SAR or similar Award and granting either (A) replacement Options, SARs or similar Awards having a lower exercise price or (B)  Restricted Shares, RSUs, Performance Awards or Other Share-Based Awards in exchange; or (iii) cancelling or repurchasing the underwater Options, SARs or similar Awards for cash or other securities. An Option, SAR or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the Shares subject to such Award is less than the exercise price of the Award.
Section 15.    Miscellaneous.
(a)    No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b)    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. The rights and obligations of a Participant under the terms of their office or employment with the Company or any past or present Affiliate shall not be affected by an Award and the Award Agreement shall not form part of any contract of employment between the Participant and the Company or any such Affiliate. Further, the Company or any applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(c)    By entering into an Award Agreement, a Participant shall waive all and any rights to compensation or damages in consequence of the termination of their office, employment or other cessation of services with the Company or any past or present Affiliate for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from them ceasing to have rights under the Plan or an Award Agreement as a result of such termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan, an Award Agreement or the provisions of any statute or law relating to taxation.
(d)    No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder. In addition, no Awards, or Shares or other compensation relating to the Awards, shall be considered marital or community property pursuant to any law or regulation.
(e)    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other share-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.
(f)    The Company (for and on behalf of itself, any Affiliate and any EOR) shall be authorized to withhold (to the extent permitted by applicable law) from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes, social security contributions and any other withholding levies due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes, social security contributions and any other levies and, unless otherwise determined by the Committee in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10 or any similar accounting provision.
(g)    A Participant shall be responsible for and indemnifies the Company (for and on behalf of itself, any Affiliate and any EOR) to the extent permitted by applicable law for any tax liability relating to an Award held by them (including any such liability arising in respect of the acquisition, holding and disposal of Shares or cash acquired pursuant to an Award).
(h)    If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be deemed not to apply as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(i)    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(j)    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(k)    Shares issued to satisfy Awards will be fully paid and will rank equally in all respects with the Shares in issue on the date of allotment and they will not rank for any rights attaching to Shares by reference to a record date preceding the date of allotment. Where Shares are transferred to a Participant, including a transfer out of treasury, the Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date.
(l)    Awards may be granted to Participants on different terms and conditions as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the obligations of the Company or any Affiliate with respect to tax equalization for Participants on assignments outside their home country.
Section 16.    Effective Date of the Plan. The Plan shall be effective as of the Effective Date.
Section 17.    Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of the 10-year anniversary of the Effective Date;  the maximum number of Shares available for issuance under the Plan have been issued; or  the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
Section 18.    Cancellation or “Clawback” of Awards.
(a)    The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an arrest for a criminal offence (other than a motoring offence for which a non custodial penalty may be imposed) or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
(b)    The Committee shall have full authority to implement any clawback policies and procedures necessary to comply with any applicable regulatory regime including on and after an IPO Section 10D of the Exchange Act and any rules promulgated thereunder. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
Section 19.    Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.

Section 20.    Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).
Section 21.    Data Protection. In connection with the Plan, the Company may need to process personal data provided by the Participant to the Company or its Affiliates, third party service providers or others acting on the Company’s behalf. Examples of such personal data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company may process such personal data in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to:
(a)    administering and maintaining Participant records;
(b)    providing the services described in the Plan;
(c)    providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and
(d)    responding to public authorities, court orders and legal investigations, as applicable.
The Company may share the Participant’s personal data with Affiliates, trustees of any employee benefit trust, registrars, brokers, third party administrators of the Plan, third party service providers acting on the Company’s behalf to provide the services described above or regulators and others, as required by law.
If necessary, the Company may transfer the Participant’s personal data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s personal data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for under applicable law. Further information on those safeguards or derogations can be obtained through the contact set forth in the Employee Privacy Notice (the “Employee Privacy Notice”) that previously has been provided by the Company or its applicable Affiliate to the Participant. The terms set forth in this Section 21 are supplementary to the terms set forth in the Employee Privacy Notice (which, among other things, further describes the rights of the Participant with respect to the Participant’s personal data); provided that, in the event of any conflict between the terms of this Section 21 and the terms of the Employee Privacy Notice, the terms of this Section 21 shall govern and control in relation to the Plan and any personal data of the Participant to the extent collected in connection therewith.
The Company will keep personal data collected in connection with the Plan for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.

A Participant has a right to (i) request access to and rectification or erasure of the personal data provided, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) receive the personal data provided to the Company and transmit such data to another party, and (v) to lodge a complaint with a supervisory authority.
Section 22.    Governing Law and Jurisdiction. The Plan, and, unless otherwise determined by the Committee, each Award Agreement, including any non-contractual obligations arising in connection therewith, shall be governed by and interpreted in accordance with the laws of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any claim or dispute arising under or in connection with the Plan or any Award whether contractual or non-contractual.

KLARNA GROUP PLC
2025 OMNIBUS INCENTIVE PLAN
PLAN B
(NON-EMPLOYEE PLAN)
This plan, the Klarna Group plc 2025 Omnibus Incentive Plan – Plan B (as amended from time to time, the “Plan”), governs the grant of Awards to non-employee Directors, Consultants, advisors, EOR Employees or other non-employee service providers. The Plan incorporates all the provisions of the Klarna Group plc 2025 Omnibus Incentive Plan – Plan A (“Plan A”) except as modified in accordance with the provisions of the Plan.
Awards granted pursuant to the Plan are not granted pursuant to an “employees’ share scheme” within the meaning of section 1166 of the UK Companies Act 2006.
For the purposes of the Plan, the provisions of Plan A shall operate subject to the following modifications:
Section 1.    Purpose
The purpose of the Plan is to motivate and reward persons who provide services to the Company and its Affiliates but who are not Employees to perform at the highest level and contribute significantly to the success of Klarna Group plc (the “Company”), thereby furthering the best interests of the Company and its shareholders.
Section 2.    Eligibility.
Non-employee Directors, Consultants, advisors, EOR Employees or other non-employee service providers are eligible to be selected to receive an Award under the Plan.
Section 3.    Shares Available for Awards.
The provisions of Section 5 of Plan A apply to Shares available for use under the Plan (taking into account Awards granted under Plan A).

KLARNA GROUP PLC
2025 OMNIBUS INCENTIVE PLAN
PLAN C
(C SHARE AWARDS)
This plan, the Klarna Group plc 2025 Omnibus Incentive Plan – Plan C (as amended from time to time, the “Plan”), governs the grant of Awards to an Employee. The Plan incorporates all the provisions of the Klarna Group plc 2025 Omnibus Incentive Plan – Plan A (“Plan A”) except as modified in accordance with the provisions of the Plan.
Awards granted pursuant to the Plan are not granted pursuant to an “employees’ share scheme” within the meaning of section 1166 of the UK Companies Act 2006.
For the purposes of the Plan, the provisions of Plan A shall operate subject to the following modifications:
1.    Section 1 of Plan A shall not apply.
2.    Definitions
(a)    “C Share” means a C share of the Company, $0.0001 par value.
(b)    “Ordinary Share” means an ordinary share of the Company, $0.0001 par value.
(b)    “Share” means an Ordinary Share or a C Share.
3.    Shares Available for Awards.
The Shares available for use under the Plan shall be treated as counting towards the Evergreen Limit (as defined in Plan A) and not the Standard Limit (as defined in Plan A).
The maximum annual limit on the issuance of C Shares to satisfy an Award granted under the Plan shall be 1.5% of outstanding Shares on the last day of the immediately preceding fiscal year.
The maximum aggregate number of C Shares that can be issued pursuant to Awards (taking into account any other awards granted in respect of C Shares on or prior to the Effective Date) is that number which would result in the aggregate number of votes that are eligible to be cast by the C Shares at a general meeting of the Company being equal to fifteen (15) per cent of the aggregate number of votes that would have been eligible to be cast by the shares of any class in the capital of the Company at a general meeting of the Company immediately prior to the IPO of the Company.